Exhibit 99
Piper Sandler Companies Reports Third Quarter 2020 Results
MINNEAPOLIS—October 30, 2020—Piper Sandler Companies (NYSE: PIPR) today announced its results for the third quarter of 2020.
"We delivered record revenues this quarter led by exceptional capital raising activity, and good contributions from the rest of our businesses," said Chad R. Abraham, chief executive officer. "Record revenues and record adjusted earnings for the first nine months of 2020 demonstrate the strength and durability of our diverse businesses and greater scale."

	Third Quarter 2020 Results
	U.S. GAAP			Adjusted (1)
(Dollars in millions, except per share data)	Q3	vs.	vs.	Q3	vs.	vs.
	2020	Q2-20	Q3-19	2020	Q2-20	Q3-19
Net revenues	$303.7	4%	51%	$297.8	2%	47%
Net income applicable to Piper Sandler Companies	$11.6	699%	-73%	$42.7	24%	81%
Earnings per diluted common share	$0.78	680%	-74%	$2.38	23%	45%
(1)A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.

FINANCIAL & BUSINESS HIGHLIGHTS
•Net revenues of $303.7 million for the third quarter of 2020 were driven by strong performances across our business.
•Corporate capital raising revenues of $99.5 million for the third quarter of 2020 increased 19% sequentially and set a new quarterly record. Our healthcare team led the quarter by serving as book runner on all 26 of their equity deals, which includes 12 IPOs, demonstrating the strength of our franchise and the trust clients place in our expertise and execution capabilities.
•Advisory services revenues of $77.3 million for the third quarter of 2020 reflect the impact of the pause on M&A engagements during the early months of the pandemic. Market conditions have significantly improved and as our pipeline continues to build, and more deals close, we expect revenues to begin rebounding from current levels in the fourth quarter of 2020 and into 2021.
•Fixed income services generated revenues of $53.3 million for the third quarter of 2020, up 10% sequentially, driven by robust client activity across all verticals as we continue to advise clients on navigating the low interest rate environment.
•For the first nine months of 2020, record net revenues of $832.3 million increased 50% compared to the prior year.
•Corporate investment banking revenues of $482.2 million for the first nine months of 2020 increased 34% over the prior year period, driven by strong contributions from our market-leading healthcare and financial services franchises.
•Fixed income services revenues of $143.3 million for the first nine months of 2020 increased 145% compared to the prior year period, driven by increased client activity and our successful integration of Sandler O'Neill.
•Equity brokerage revenues of $121.9 million for the first nine months of 2020 increased 120% compared to the prior year, reflecting our successful integration of Weeden & Co. and the value clients place in our research and execution capabilities.
•On a U.S. GAAP basis, our results were impacted by significant acquisition-related expenses consisting primarily of restricted stock consideration and retention award amortization, as well as intangible asset amortization.
•Pre-tax margin was 8.1% for the third quarter of 2020, and -0.2% for the first nine months of 2020.
•Net income totaled $11.6 million, or $0.78 per diluted common share, for the third quarter of 2020, and a net loss of $1.7 million, or $-0.12 per common share, for the first nine months of 2020.
•On an adjusted, non-GAAP basis, the breadth and increased scale of our business, combined with solid execution and operating discipline, has generated strong margins, cash flow, and earnings for our shareholders.
•Adjusted operating margin for the third quarter of 2020 was 20.4%, and 17.0% for the first nine months of 2020.
•For the third quarter of 2020, we recorded adjusted net income of $42.7 million, or $2.38 per diluted common share, and adjusted net income of $102.6 million, or $5.73 per diluted common share, on a year-to-date basis.

TALENT
•Expanded our energy investment banking franchise with the addition of two managing directors in exploration and production, and repositioned resources within the industry group to focus on renewable energy.
•Broadened our technology group with the hiring of one investment banking managing director in enterprise software.
•Added a managing director within equity capital markets, serving as head of convertibles and equity-linked origination. Our capital markets franchise, led by 11 managing directors with deep sector and product expertise, has helped raise $56 billion of capital for clients during the first nine months of 2020, contributing to our record corporate financing revenues.

CAPITAL
•Returned $44.7 million to shareholders through dividends and share repurchases during the first nine months of 2020.
•Declared a quarterly cash dividend of $0.375 per share, which will be paid on December 11, 2020. This dividend represents an increase from the previous quarter, and returns to the level prior to the pandemic.

U.S. GAAP SELECTED FINANCIAL DATA
The following summarizes our results on a U.S. GAAP basis.

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	% Change vs.		Sept. 30,	Sept. 30,	%
	2020	2020	2019	Q2-20	Q3-19	2020	2019	Change
Revenues
Advisory services	$77,250	$85,569	$106,769	-10%	-28%	$274,045	$296,886	-8%
Corporate financing	99,528	83,448	22,580	19%	341%	208,152	61,814	237%
Municipal financing	26,457	30,810	21,843	-14%	21%	79,863	52,292	53%
Investment banking	203,235	199,827	151,192	2%	34%	562,060	410,992	37%

Equity brokerage	33,439	40,644	24,147	-18%	38%	121,936	55,521	120%
Fixed income services	53,325	48,695	22,667	10%	135%	143,310	58,462	145%
Institutional brokerage	86,764	89,339	46,814	-3%	85%	265,246	113,983	133%

Interest income	2,095	3,065	6,481	-32%	-68%	11,225	20,911	-46%
Investment income/(loss)	15,080	3,733	(1,575)	304%	N/M	4,987	17,622	-72%

Total revenues	307,174	295,964	202,912	4%	51%	843,518	563,508	50%

Interest expense	3,455	3,526	2,177	-2%	59%	11,193	7,813	43%

Net revenues	$303,719	$292,438	$200,735	4%	51%	$832,325	$555,695	50%

Non-interest expenses
Compensation and benefits	$209,660	$213,560	$126,868	-2%	65%	$611,344	$346,471	76%
Non-compensation expenses	69,410	71,481	52,832	-3%	31%	222,964	144,127	55%
Non-interest expenses	$279,070	$285,041	$179,700	-2%	55%	$834,308	$490,598	70%

Income/(loss) from continuing operations before income tax expense/(benefit)	$24,649	$7,397	$21,035	233%	17%	$(1,983)	$65,097	N/M

Ratios and margin
Compensation ratio	69.0%	73.0%	63.2%			73.5%	62.3%
Non-compensation ratio	22.9%	24.4%	26.3%			26.8%	25.9%
Pre-tax margin	8.1%	2.5%	10.5%			-0.2%	11.7%

Amounts applicable to Piper Sandler Companies
Net income/(loss) from continuing operations	$11,617	$1,454	$17,165	699%	-32%	$(1,656)	$49,281	N/M
Income from discontinued operations	—	—	26,077	—%	N/M	—	23,772	N/M
Net income/(loss)	$11,617	$1,454	$43,242	699%	-73%	$(1,656)	$73,053	N/M

Earnings/(loss) per diluted common share
Income/(loss) from continuing operations	$0.78	$0.10	$1.20	680%	-35%	$(0.12)	$3.37	N/M
Income from discontinued operations	—	—	1.82	—%	N/M	—	1.64	N/M
Earnings/(loss) per diluted common share	$0.78	$0.10	$3.01	680%	-74%	$(0.12)	$5.01	N/M
N/M – Not meaningful

Revenues
For the third quarter of 2020, net revenues of $303.7 million increased 4% compared to the second quarter of 2020 and 51% compared to the third quarter of 2019.
Investment banking revenues of $203.2 million for the second quarter of 2020 increased 2% compared to the sequential quarter and 34% compared to the third quarter of 2019.
•Advisory services revenues of $77.3 million for the third quarter of 2020 declined 10% compared to the sequential quarter and 28% compared to the year-ago quarter. As anticipated, our revenues for the third quarter of 2020 were impacted by the pause in M&A activity experienced during the early months of the COVID-19 pandemic. We believe the outlook for M&A activity is positive, as evidenced by the increase in number of announced deals, and the continued build of our pipeline as we have re-initiated deals and started new engagements. We believe this will have a positive impact in the fourth quarter of 2020 and into 2021.
•Corporate financing revenues of $99.5 million for the third quarter of 2020, which include equity and debt financing for corporate clients, represent a quarterly record and increased 19% compared to the second quarter of 2020 and 341% compared to the third quarter of 2019. Market conditions became favorable for capital raising during the second quarter of 2020 driven by a sharp rebound in valuations combined with lower volatility for equities of certain industry groups and low new issue interest rates in debt markets, and these dynamics continued into the third quarter of 2020. Our performance during the current quarter was led by our healthcare team, which served as book runner on all 26 of their completed equity deals.
•Municipal financing revenues of $26.5 million for the third quarter of 2020, which represent our public finance underwriting business, decreased 14% compared to the robust second quarter of 2020 and increased 21% compared to the third quarter of 2019. Revenues for the third quarter of 2020 were driven by issuance activity within the governmental space, which continues to benefit from low interest rates and strong investor demand in a stable market environment. We believe activity will continue at these levels as market conditions remain strong for new issuance and re-financing activity.
Institutional brokerage revenues of $86.8 million for the third quarter of 2020 declined 3% compared to the second quarter of 2020 and increased 85% compared to the prior-year quarter.
•Equity brokerage revenues of $33.4 million for the third quarter of 2020 decreased 18% compared to the second quarter of 2020 and increased 38% compared to the year-ago quarter. As expected, revenues for the third quarter of 2020 reflected a slowdown in client activity, which tracked market volumes. We continue to leverage our expanded client base, execution expertise, and product capabilities to find liquidity for our clients. We expect client activity to increase in the fourth quarter leading to a strong finish to the year.
•Fixed income services revenues of $53.3 million for the third quarter of 2020 increased 10% compared to the second quarter of 2020 and 135% compared to the prior-year quarter. Revenues for the third quarter of 2020 were driven by a continuation of strong activity across various client verticals as we provide advice on repositioning balance sheets, maximizing yields and managing risk. We expect activity to remain strong as clients continue to reposition and adjust to the changing environment.
Investment income of $15.1 million for the third quarter of 2020 increased compared to the sequential and year-ago quarters. The current and prior period quarters include amounts attributable to noncontrolling interests. Investment income for the current quarter primarily related to gains recorded in our merchant banking funds. For the second quarter of 2019, investment loss primarily resulted from losses recorded in these funds.

Non-Interest Expenses
For the third quarter of 2020, non-interest expenses of $279.1 million decreased 2% compared to the second quarter of 2020 and increased 55% compared to the prior year quarter.
•Compensation ratio of 69.0% for the third quarter of 2020 declined compared to the second quarter of 2020 as the result of higher net revenues and an improved outlook. The compensation ratio for the current quarter increased compared to the third quarter of 2019 driven by $27.9 million of acquisition-related compensation expense related to restricted consideration and retention awards associated with the acquisitions of Sandler O'Neill and The Valence Group, and the earn out associated with the acquisition of Weeden & Co.
•Non-compensation expenses of $69.4 million for the third quarter of 2020 decreased 3% compared to the sequential quarter driven primarily by lower travel and entertainment expenses. Non-compensation expenses for the current quarter increased 31% compared to the third quarter of 2019 driven by the addition of our recent acquisitions to the platform and intangible asset amortization expense of $11.6 million.
Pre-Tax Income
For the third quarter of 2020, we recorded pre-tax income of $24.6 million compared to $7.4 million for the second quarter of 2020 and $21.0 million for the third quarter of 2019.
•Pre-tax margin of 8.1% for the third quarter of 2020 improved compared to 2.5% for the second quarter of 2020 driven by higher revenues and lower expenses. Pre-tax margin for the current quarter declined compared to 10.5% for the third quarter of 2019 driven by an increased compensation ratio resulting from higher acquisition-related compensation.
Net Income & Earnings Per Share
For the third quarter of 2020, we recorded net income of $11.6 million, or $0.78 per diluted common share. Results for the current quarter improved on a sequential basis driven by a higher pre-tax margin and a lower effective tax rate. Results for the current quarter declined compared to the third quarter of 2019 driven by higher acquisition-related expenses. In addition, results for the third quarter of 2019 included net income from discontinued operations of $26.1 million, or $1.82 per diluted common share, driven by the gain on the sale of our asset management business recorded in September 2019.

NON-GAAP SELECTED FINANCIAL DATA
The following summarizes our results on an adjusted, non-GAAP basis.

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	% Change vs.		Sept. 30,	Sept. 30,	%
	2020	2020	2019	Q2-20	Q3-19	2020	2019	Change
Adjusted net revenues
Advisory services	$77,250	$85,569	$106,769	-10%	-28%	$274,045	$296,886	-8%
Corporate financing	99,528	83,448	22,580	19%	341%	208,152	61,814	237%
Municipal financing	26,457	30,810	21,843	-14%	21%	79,863	52,292	53%
Investment banking	203,235	199,827	151,192	2%	34%	562,060	410,992	37%

Equity brokerage	33,439	40,644	24,147	-18%	38%	121,936	55,521	120%
Fixed income services	53,325	48,695	22,667	10%	135%	143,310	58,462	145%
Institutional brokerage	86,764	89,339	46,814	-3%	85%	265,246	113,983	133%

Interest income	2,095	3,065	6,481	-32%	-68%	11,225	20,911	-46%
Investment income	6,687	1,498	203	346%	N/M	895	9,348	-90%

Total revenues	298,781	293,729	204,690	2%	46%	839,426	555,234	51%

Interest expense	982	1,062	2,177	-8%	-55%	4,038	7,813	-48%

Adjusted net revenues	$297,799	$292,667	$202,513	2%	47%	$835,388	$547,421	53%

Adjusted operating expenses
Adjusted compensation and benefits	$181,736	$185,772	$125,798	-2%	44%	$526,201	$341,765	54%
Adjusted non-compensation expenses	55,176	55,128	44,391	—%	24%	167,520	125,553	33%
Adjusted operating expenses	$236,912	$240,900	$170,189	-2%	39%	$693,721	$467,318	48%

Adjusted operating income	$60,887	$51,767	$32,324	18%	88%	$141,667	$80,103	77%

Adjusted ratios and margin
Adjusted compensation ratio	61.0%	63.5%	62.1%			63.0%	62.4%
Adjusted non-compensation ratio	18.5%	18.8%	21.9%			20.1%	22.9%
Adjusted operating margin	20.4%	17.7%	16.0%			17.0%	14.6%

Adjusted net income	$42,678	$34,492	$23,524	24%	81%	$102,594	$64,693	59%

Adjusted earnings per diluted common share	$2.38	$1.93	$1.64	23%	45%	$5.73	$4.47	28%
N/M – Not meaningful
Throughout the press release, including the table above, we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). The non-GAAP financial measures include adjustments to exclude: (1) revenues and expenses related to noncontrolling interests, (2) interest expense on long-term financing, (3) amortization of intangible assets related to acquisitions, (4) compensation and non-compensation expenses from acquisition-related agreements, (5) acquisition-related restructuring and integration costs and (6) discontinued operations. The adjusted weighted average diluted shares outstanding used in the calculation of non-GAAP earnings per diluted common share contains an adjustment to include the common shares for unvested restricted stock awards with service conditions granted pursuant to the acquisitions of Sandler O'Neill and The Valence Group. Management believes that presenting results and measures on this adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods, and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Adjusted Net Revenues
For the third quarter of 2020, record adjusted net revenues of $297.8 million increased 2% compared to the second quarter of 2020 and 47% compared to the third quarter of 2019 driven by record corporate capital raising, as well as the addition and contribution of Sandler O'Neill and Weeden & Co. to our platform.
Adjusted Operating Expenses
For the third quarter of 2020, adjusted operating expenses of $236.9 million decreased 2% compared to the sequential quarter and increased 39% compared to the third quarter of 2019.
•Adjusted compensation ratio of 61.0% for the third quarter of 2020 declined compared to the sequential and year-ago quarters. The adjusted compensation ratio for the current quarter was lower as a result of our performance and improved outlook.
•Adjusted non-compensation expenses of $55.2 million for the third quarter of 2020 were flat compared to the sequential quarter. Adjusted non-compensation expenses increased 24% compared to the second quarter of 2019 driven by the addition of our recent acquisitions.
Adjusted Operating Income
For the third quarter of 2020, adjusted operating income of $60.9 million increased 18% compared to the sequential quarter and 88% compared to the third quarter of 2019.
•Adjusted operating margin of 20.4% for the third quarter of 2020 increased compared to 17.7% for the second quarter of 2020 and 16.0% for the year-ago quarter. Adjusted operating margin for the current quarter reflects higher revenue levels and the lower compensation ratio.
Adjusted Net Income & Adjusted Earnings Per Share
For the third quarter of 2020, adjusted net income of $42.7 million, or $2.38 of adjusted earnings per diluted common share, increased compared to the second quarter of 2020 driven primarily by a higher operating margin. Adjusted net income and adjusted earnings per diluted common share for the current quarter increased compared to the third quarter of 2019, reflecting the accretive impact of our recent acquisitions.
COMPLETED DEAL INFORMATION
The following summarizes information on deals closed during the periods presented.

	Three Months Ended					Nine Months Ended
(Dollars in billions)	Sept. 30,	June 30,	Sept. 30,	% Change vs.		Sept. 30,	Sept. 30,	%
	2020	2020	2019	Q2-20	Q3-19	2020	2019	Change
Advisory services
M&A transactions	31	36	31	-14%	—%	110	93	18%
Capital advisory transactions	35	19	7	84%	400%	68	26	162%

Corporate financings
Total equity transactions	43	42	15	2%	187%	97	49	98%
Book run equity transactions	29	30	9	-3%	222%	70	31	126%
Total debt and preferred transactions	16	21	—	-24%	N/M	45	—	N/M
Book run debt and preferred transactions	9	16	—	-44%	N/M	28	—	N/M

Municipal negotiated issues
Aggregate par value	$4.5	$5.8	$2.8	-22%	61%	$14.1	$7.7	83%
Total issues	200	237	135	-16%	48%	587	353	66%
N/M – Not meaningful

TAXES
The U.S. federal government enacted the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act") on March 27, 2020 in response to the COVID-19 pandemic, which contained tax provisions allowing a five year carry back of corporate federal tax years 2018, 2019, and 2020, to periods when the corporate federal tax rate was 35%.
Our non-GAAP effective tax rate was 26.9% for the third quarter of 2020, and 23.7% for the nine months ended September 30, 2020. The non-GAAP effective tax rate was lower for the year-to-date period as we recorded tax benefits of $3.6 million primarily related to the CARES Act. Excluding the impact of these tax benefits, our non-GAAP effective tax rate was 26.4% for the nine months ended September 30, 2020.
Our non-GAAP effective tax rate was 19.2% for the nine months ended September 30, 2019, driven by a tax benefit of $5.1 million related to restricted stock vesting at values greater than the grant price. Excluding the impact of this tax benefit, our non-GAAP effective tax rate was 25.7% for the nine months ended September 30, 2019.
CAPITAL
Dividends
On October 30, 2020, our Board of Directors declared a quarterly cash dividend on the company's common stock of $0.375 per share, to be paid on December 11, 2020, to shareholders of record as of the close of business on November 24, 2020. This dividend represents an increase from the previous quarter, and returns to the level prior to the pandemic.
On a full year basis, we expect to maintain our dividend policy of returning 30 to 50 percent of adjusted net income to shareholders through a special, make-whole dividend paid in the first quarter of each year. Consistent with the prior year, we anticipate the payout ratio for fiscal year 2020 to be at the low end of the range.
During the third quarter of 2020, we paid a quarterly cash dividend on the company's common stock of $0.30 per share, totaling $4.1 million. For the nine months ended September 30, 2020, we returned an aggregate of $23.0 million, or $1.625 per share, to shareholders through quarterly dividends and the annual special dividend, which was paid in the first quarter of 2020.
Share Repurchases
During the third quarter of 2020, we repurchased approximately 64,000 shares, of which the majority were pursuant to our share repurchase authorization, at an average price of $66.36 per share.
During the first nine months of 2020, we repurchased approximately 188,000 shares, at an average price of $69.72 per share, pursuant to our share repurchase authorization. We also repurchased approximately 103,000 shares of the company's common stock at an average price of $83.77 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations. The aggregate amount of approximately 291,000 shares, or $21.7 million, were repurchased at an average price of $74.67 per share.
ADDITIONAL INFORMATION

	Sept. 30,	June 30,	Sept. 30,
	2020	2020	2019
Human Capital
Full-time employees	1,510	1,464	1,263
Investment banking managing directors	137	134	90

Shareholder Information* (amounts in millions)
Common shareholders’ equity	$769.5	$746.0	$696.7

Common shares outstanding	13.8	13.8	13.7
Restricted shares outstanding	4.2	4.2	0.7
Total shares outstanding	18.0	18.0	14.4
*Amounts presented within Shareholder Information reflect continuing and discontinued results.

Conference Call with Management
Chad R. Abraham, chief executive officer; Debbra L. Schoneman, president; and Timothy L. Carter, chief financial officer, will host a conference call to discuss the financial results on Friday, October 30, 2020, at 9 a.m. Eastern Time (8 a.m. Central Time). Participants can access the call by dialing 888-810-0209 (toll-free domestic) or 706-902-1361 (international) and referencing reservation number: 6041989. Callers should dial in at least 15 minutes prior to the call time. A live audio webcast of the call will be available through the company's website at www.pipersandler.com.
A recording of the conference call will be available for replay approximately three hours following the completion of the live call. Participants can listen to the recording by dialing 855-859-2056 and referencing reservation number: 6041989. A replay of the audio webcast will also be available through the company’s website referenced above.
About Piper Sandler
Piper Sandler Companies (NYSE: PIPR) is a leading investment bank and institutional securities firm driven to help clients Realize the Power of Partnership®. Securities brokerage and investment banking services are offered in the U.S. through Piper Sandler & Co., member SIPC and NYSE; in Europe through Piper Sandler Ltd., authorized and regulated by the U.K. Financial Conduct Authority; and in Hong Kong through Piper Sandler Hong Kong Ltd., authorized and regulated by the Securities and Futures Commission. Private equity strategies and fixed income advisory services are offered through separately registered advisory affiliates.
© 2020. Since 1895. Piper Sandler Companies. 800 Nicollet Mall, Minneapolis, Minnesota 55402-7036
Investor Relations Contact
Tim Carter
Tel: 612 303-5607
timothy.carter@psc.com

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook for future periods for corporate advisory (i.e., M&A), capital markets, and public finance transactions (including our performance in specific sectors), current deal pipelines (or backlogs), the uncertainty regarding the scope and impact of COVID-19, the uncertainty regarding the impact of the upcoming U.S. presidential election, revenue levels from recent transactions (i.e., The Valence Group, Sandler O'Neill, and Weeden & Co.), areas of potential growth and market share gains for the company (e.g., sectors within corporate advisory or geographic regions within public finance), economic and market conditions (including the outlook for equity markets, municipal issuance, and the interest rate environment), our recruiting pipeline, the state of our equity and fixed income brokerage businesses, anticipated financial results for future periods (including expectations regarding revenue levels, non-compensation expenses, effective tax rate, compensation ratio, compensation and benefits expense, operating margins, return on equity, and earnings per share), our strategic priorities, including growth of investment banking, the payment of our quarterly and special dividends to our shareholders, our share repurchase program, the expected benefits and integration of our recent acquisitions of The Valence Group, Sandler O'Neill, and Weeden & Co., or other similar matters.
Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:
•revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;
•the duration, extent and severity of the ongoing COVID-19 pandemic, including its impacts across our business, operations and employees and on economies and markets more generally;
•the expected benefits of our recent acquisitions of The Valence Group, Sandler O'Neill and Weeden & Co. may take longer than anticipated to achieve or may not be achieved in their entirety or at all, and will in part depend on our ability to retain and hire key personnel, and the costs or difficulties relating to the combination of the businesses may be greater than expected and may adversely affect our results of operations;
•market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;
•the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;
•interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and
•our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2019, and updated in our subsequent reports filed with the SEC (available at our Web site at www.pipersandler.com and at the SEC Web site at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.
###

Piper Sandler Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended				Percent Inc/(Dec)		Nine Months Ended
(Amounts in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,		3Q '20	3Q '20	Sept. 30,	Sept. 30,		Percent
	2020	2020	2019		vs. 2Q '20	vs. 3Q '19	2020	2019		Inc/(Dec)

Revenues:
Investment banking	$203,235	$199,827	$151,192		1.7%	34.4%	$562,060	$410,992		36.8%
Institutional brokerage	86,764	89,339	46,814		(2.9)	85.3	265,246	113,983		132.7
Interest income	2,095	3,065	6,481		(31.6)	(67.7)	11,225	20,911		(46.3)
Investment income/(loss)	15,080	3,733	(1,575)		304.0	N/M	4,987	17,622		(71.7)
Total revenues	307,174	295,964	202,912		3.8	51.4	843,518	563,508		49.7

Interest expense	3,455	3,526	2,177		(2.0)	58.7	11,193	7,813		43.3

Net revenues	303,719	292,438	200,735		3.9	51.3	832,325	555,695		49.8

Non-interest expenses:
Compensation and benefits	209,660	213,560	126,868		(1.8)	65.3	611,344	346,471		76.4
Outside services	9,395	9,899	7,842		(5.1)	19.8	27,733	24,864		11.5
Occupancy and equipment	13,849	13,269	9,594		4.4	44.4	39,356	26,368		49.3
Communications	11,169	11,096	7,885		0.7	41.6	33,899	22,599		50.0
Marketing and business development	537	2,588	6,528		(79.3)	(91.8)	13,164	21,355		(38.4)
Deal-related expenses	13,543	11,204	6,387		20.9	112.0	29,687	17,840		66.4
Trade execution and clearance	3,666	4,312	3,770		(15.0)	(2.8)	15,129	6,593		129.5
Restructuring and integration costs	1,592	3,724	6,143		(57.3)	(74.1)	7,218	12,538		(42.4)
Intangible asset amortization	11,607	11,637	1,229		(0.3)	844.4	33,122	2,735		N/M
Other operating expenses	4,052	3,752	3,454		8.0	17.3	23,656	9,235		156.2
Total non-interest expenses	279,070	285,041	179,700		(2.1)	55.3	834,308	490,598		70.1

Income/(loss) from continuing operations before income tax expense/(benefit)	24,649	7,397	21,035		233.2	17.2	(1,983)	65,097		N/M

Income tax expense/(benefit)	5,674	4,700	6,717		20.7	(15.5)	(1,400)	10,729		N/M

Income/(loss) from continuing operations	18,975	2,697	14,318		603.6	32.5	(583)	54,368		N/M

Discontinued operations:
Income from discontinued operations, net of tax	—	—	26,077		—	N/M	—	23,772		N/M

Net income/(loss)	18,975	2,697	40,395		603.6	(53.0)	(583)	78,140		N/M

Net income/(loss) applicable to noncontrolling interests	7,358	1,243	(2,847)		492.0	N/M	1,073	5,087		(78.9)

Net income/(loss) applicable to Piper Sandler Companies	$11,617	$1,454	$43,242	(a)	699.0%	(73.1)%	$(1,656)	$73,053	(a)	N/M

Net income/(loss) applicable to Piper Sandler Companies’ common shareholders	$11,617	$1,454	$42,442	(a)	699.0%	(72.6)%	$(1,656)	$69,529	(a)	N/M

Continued on the next page

Piper Sandler Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited) – continued

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
(Amounts in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	3Q '20	3Q '20	Sept. 30,		Sept. 30,		Percent
	2020	2020	2019	vs. 2Q '20	vs. 3Q '19	2020		2019		Inc/(Dec)

Amounts applicable to Piper Sandler Companies
Net income/(loss) from continuing operations	$11,617	$1,454	$17,165	699.0%	(32.3)%	$(1,656)		$49,281		N/M
Net income from discontinued operations	—	—	26,077	—	N/M	—		23,772		N/M
Net income/(loss) applicable to Piper Sandler Companies	$11,617	$1,454	$43,242	699.0%	(73.1)%	$(1,656)		$73,053		N/M

Earnings/(loss) per basic common share
Income/(loss) from continuing operations	$0.84	$0.11	$1.23	663.6%	(31.7)%	$(0.12)		$3.46		N/M
Income from discontinued operations	—	—	1.87	—	N/M	—		1.69		N/M
Earnings/(loss) per basic common share	$0.84	$0.11	$3.09	663.6%	(72.8)%	$(0.12)		$5.15		N/M

Earnings/(loss) per diluted common share
Income/(loss) from continuing operations	$0.78	$0.10	$1.20	680.0%	(35.0)%	$(0.12)		$3.37		N/M
Income from discontinued operations	—	—	1.82	—	N/M	—		1.64		N/M
Earnings/(loss) per diluted common share	$0.78	$0.10	$3.01	680.0%	(74.1)%	$(0.12)	(b)	$5.01		N/M

Dividends declared per common share	$0.30	$0.20	$0.38	50.0%	(21.1)%	$1.63	(c)	$2.14	(d)	(23.8)%

Weighted average common shares outstanding
Basic	13,778	13,794	13,708	(0.1)%	0.5%	13,789		13,502		2.1%
Diluted	14,853	14,476	14,085	2.6%	5.5%	14,580		13,882		5.0%
N/M — Not meaningful
(a)Piper Sandler Companies calculated earnings per common share using the two-class method, which requires the allocation of distributed and undistributed earnings to participating securities. No allocation of undistributed earnings is made for periods in which a loss is incurred, or for periods in which cash dividends exceed net income resulting in an undistributed loss. Distributed earnings (e.g., dividends) are allocated to participating securities. Participating securities include the Company’s unvested restricted shares for restricted stock awards granted prior to 2019.
(b)Earnings per diluted common share is calculated using the basic weighted average number of common shares outstanding for periods in which a loss is incurred.
(c)Includes the declaration of a special cash dividend of $0.75 per share and three quarterly cash dividends totaling $0.875 per share on the Company's common stock for the nine months ended September 30, 2020.
(d)Includes the declaration of a special cash dividend of $1.01 per share and three quarterly cash dividends totaling $1.125 per share on the Company's common stock for the nine months ended September 30, 2019.

Piper Sandler Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	3Q '20	3Q '20	Sept. 30,	Sept. 30,	Percent
(Amounts in thousands, except per share data)	2020	2020	2019	vs. 2Q '20	vs. 3Q '19	2020	2019	Inc/(Dec)
Revenues:
Investment banking	$203,235	$199,827	$151,192	1.7%	34.4%	$562,060	$410,992	36.8%
Institutional brokerage	86,764	89,339	46,814	(2.9)	85.3	265,246	113,983	132.7
Interest income	2,095	3,065	6,481	(31.6)	(67.7)	11,225	20,911	(46.3)
Investment income	6,687	1,498	203	346.4	N/M	895	9,348	(90.4)
Total revenues	298,781	293,729	204,690	1.7	46.0	839,426	555,234	51.2

Interest expense	982	1,062	2,177	(7.5)	(54.9)	4,038	7,813	(48.3)

Adjusted net revenues (2)	$297,799	$292,667	$202,513	1.8%	47.1%	$835,388	$547,421	52.6%

Non-interest expenses:
Adjusted compensation and benefits (3)	$181,736	$185,772	$125,798	(2.2)%	44.5%	$526,201	$341,765	54.0%
Ratio of adjusted compensation and benefits to adjusted net revenues	61.0%	63.5%	62.1%			63.0%	62.4%

Adjusted non-compensation expenses (4)	$55,176	$55,128	$44,391	0.1%	24.3%	$167,520	$125,553	33.4%
Ratio of adjusted non-compensation expenses to adjusted net revenues	18.5%	18.8%	21.9%			20.1%	22.9%

Adjusted operating income (5)	$60,887	$51,767	$32,324	17.6%	88.4%	$141,667	$80,103	76.9%
Adjusted operating margin (6)	20.4%	17.7%	16.0%			17.0%	14.6%

Interest expense on long-term financing	2,473	2,464	—	0.4	N/M	7,155	—	N/M

Adjusted income before adjusted income tax expense (7)	$58,414	$49,303	$32,324	18.5%	80.7%	$134,512	$80,103	67.9%

Adjusted income tax expense (8)	15,736	14,811	8,800	6.2	78.8	31,918	15,410	107.1

Adjusted net income (9)	$42,678	$34,492	$23,524	23.7%	81.4%	$102,594	$64,693	58.6%
Effective tax rate (10)	26.9%	30.0%	27.2%			23.7%	19.2%

Adjusted net income applicable to Piper Sandler Companies’ common shareholders (11)	$42,678	$34,492	$23,097	23.7%	84.8%	$102,594	$62,071	65.3%

Adjusted earnings per diluted common share	$2.38	$1.93	$1.64	23.3%	45.1%	$5.73	$4.47	28.2%

Adjusted weighted average diluted common shares outstanding (12)	17,934	17,877	14,085	0.3%	27.3%	17,907	13,882	29.0%
N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2020	2020	2019	2020	2019

Net revenues:
Net revenues – U.S. GAAP basis	$303,719	$292,438	$200,735	$832,325	$555,695
Adjustments:
Revenue related to noncontrolling interests (13)	(8,393)	(2,235)	1,778	(4,092)	(8,274)
Interest expense on long-term financing	2,473	2,464	—	7,155	—
Adjusted net revenues	$297,799	$292,667	$202,513	$835,388	$547,421

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$209,660	$213,560	$126,868	$611,344	$346,471
Adjustments:
Compensation from acquisition-related agreements	(27,924)	(27,788)	(1,070)	(85,143)	(4,706)
Adjusted compensation and benefits	$181,736	$185,772	$125,798	$526,201	$341,765

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$69,410	$71,481	$52,832	$222,964	$144,127
Adjustments:
Non-compensation expenses related to noncontrolling interests (13)	(1,035)	(992)	(1,069)	(3,019)	(3,187)
Acquisition-related restructuring and integration costs	(1,592)	(3,724)	(6,143)	(7,218)	(12,538)
Amortization of intangible assets related to acquisitions	(11,607)	(11,637)	(1,229)	(33,122)	(2,735)
Non-compensation expenses from acquisition-related agreements	—	—	—	(12,085)	(114)
Adjusted non-compensation expenses	$55,176	$55,128	$44,391	$167,520	$125,553

Income/(loss) from continuing operations before income tax expense/(benefit):
Income/(loss) from continuing operations before income tax expense/(benefit) – U.S. GAAP basis	$24,649	$7,397	$21,035	$(1,983)	$65,097
Adjustments:
Revenue related to noncontrolling interests (13)	(8,393)	(2,235)	1,778	(4,092)	(8,274)
Interest expense on long-term financing	2,473	2,464	—	7,155	—
Non-compensation expenses related to noncontrolling interests (13)	1,035	992	1,069	3,019	3,187
Compensation from acquisition-related agreements	27,924	27,788	1,070	85,143	4,706
Acquisition-related restructuring and integration costs	1,592	3,724	6,143	7,218	12,538
Amortization of intangible assets related to acquisitions	11,607	11,637	1,229	33,122	2,735
Non-compensation expenses from acquisition-related agreements	—	—	—	12,085	114
Adjusted operating income	$60,887	$51,767	$32,324	$141,667	$80,103
Interest expense on long-term financing	(2,473)	(2,464)	—	(7,155)	—
Adjusted income before adjusted income tax expense	$58,414	$49,303	$32,324	$134,512	$80,103

Income tax expense/(benefit):
Income tax expense/(benefit) – U.S. GAAP basis	$5,674	$4,700	$6,717	$(1,400)	$10,729
Tax effect of adjustments:
Compensation from acquisition-related agreements	6,733	6,818	259	20,639	907
Acquisition-related restructuring and integration costs	385	341	1,523	1,209	3,109
Amortization of intangible assets related to acquisitions	2,944	2,952	301	8,401	665
Non-compensation expenses from acquisition-related agreements	—	—	—	3,069	—
Adjusted income tax expense	$15,736	$14,811	$8,800	$31,918	$15,410

Continued on next page

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2020	2020	2019	2020	2019

Net income/(loss) applicable to Piper Sandler Companies:
Net income/(loss) applicable to Piper Sandler Companies – U.S. GAAP basis	$11,617	$1,454	$43,242	$(1,656)	$73,053
Adjustment to exclude net income from discontinued operations	—	—	26,077	—	23,772
Net income/(loss) from continuing operations	$11,617	$1,454	$17,165	$(1,656)	$49,281
Adjustments:
Compensation from acquisition-related agreements	21,191	20,970	811	64,504	3,799
Acquisition-related restructuring and integration costs	1,207	3,383	4,620	6,009	9,429
Amortization of intangible assets related to acquisitions	8,663	8,685	928	24,721	2,070
Non-compensation expenses from acquisition-related agreements	—	—	—	9,016	114
Adjusted net income	$42,678	$34,492	$23,524	$102,594	$64,693

Net income/(loss) applicable to Piper Sandler Companies' common shareholders:
Net income/(loss) applicable to Piper Sandler Companies' common shareholders – U.S. GAAP basis	$11,617	$1,454	$42,442	$(1,656)	$69,529
Adjustment to exclude net income from discontinued operations	—	—	25,583	—	22,789
Net income/(loss) from continuing operations	$11,617	$1,454	$16,859	$(1,656)	$46,740
Adjustments:
Compensation from acquisition-related agreements	21,191	20,970	796	64,504	3,644
Acquisition-related restructuring and integration costs	1,207	3,383	4,531	6,009	9,592
Amortization of intangible assets related to acquisitions	8,663	8,685	911	24,721	1,986
Non-compensation expenses from acquisition-related agreements	—	—	—	9,016	109
Adjusted net income applicable to Piper Sandler Companies' common shareholders	$42,678	$34,492	$23,097	$102,594	$62,071

Earnings/(loss) per diluted common share:
Earnings/(loss) per diluted common share – U.S. GAAP basis	$0.78	$0.10	$3.01	$(0.12)	$5.01
Adjustment to exclude net income from discontinued operations	—	—	1.82	—	1.64
Income/(loss) from continuing operations	$0.78	$0.10	$1.20	$(0.12)	$3.37
Adjustment for inclusion of unvested acquisition-related stock	(0.49)	(0.45)	—	(1.31)	—
	$0.29	$(0.35)	$1.20	$(1.43)	$3.37
Adjustments:
Compensation from acquisition-related agreements	1.43	1.45	0.06	4.43	0.26
Acquisition-related restructuring and integration costs	0.08	0.23	0.32	0.41	0.68
Amortization of intangible assets related to acquisitions	0.58	0.60	0.06	1.70	0.14
Non-compensation expenses from acquisition-related agreements	—	—	—	0.62	0.01
Adjusted earnings per diluted common share	$2.38	$1.93	$1.64	$5.73	$4.47

Weighted average diluted common shares outstanding:
Weighted average diluted common shares outstanding – U.S. GAAP basis	14,853	14,476	14,085	14,580	13,882
Adjustment:
Unvested acquisition-related restricted stock with service conditions	3,081	3,401	—	3,327	—
Adjusted weighted average diluted common shares outstanding	17,934	17,877	14,085	17,907	13,882
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Sandler Companies
Notes to Non-GAAP Financial Schedules
(1)Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.
(2)A non-GAAP measure which excludes (a) revenues related to noncontrolling interests (see (13) below) and (b) interest expense on long-term financing.
(3)A non-GAAP measure which excludes compensation expense from acquisition-related agreements.
(4)A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (13) below), (b) acquisition-related restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) non-compensation expenses from acquisition-related agreements.
(5)A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (13) below), (b) interest expense on long-term financing, (c) compensation and non-compensation expenses from acquisition-related agreements, (d) acquisition-related restructuring and integration costs and (e) amortization of intangible assets related to acquisitions.
(6)A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenues.
(7)A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (13) below), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) acquisition-related restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.
(8)A non-GAAP measure which excludes the income tax benefit from (a) compensation and non-compensation expenses from acquisition-related agreements, (b) acquisition-related restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.
(9)A non-GAAP measure which represents net income earned by the Company excluding (a) compensation and non-compensation expenses from acquisition-related agreements, (b) acquisition-related restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) the income tax expense allocated to the adjustments.
(10)A non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income before adjusted income tax expense.
(11)A non-GAAP measure which represents net income applicable to Piper Sandler Companies’ common shareholders excluding (a) compensation and non-compensation expenses from acquisition-related agreements, (b) acquisition-related restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) the income tax expense allocated to the adjustments.
(12)A non-GAAP measure which assumes the vesting of acquisition-related restricted stock with service conditions.
(13)Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Sandler Companies.